EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D (or any amendments thereto) relating to the common stock of Enzo Biochem, Inc. is filed on behalf of each of us.

Dated: June 30, 2025

BATTERY VENTURES XIV, L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY VENTURES XIV-EF, L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY INVESTMENT PARTNERS XIV, LP

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

NEERAJ AGRAWAL

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

MICHAEL M. BROWN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

MORAD ELHAFED

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

JESSE FELDMAN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

RUSSELL L. FLEISCHER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY PARTNERS XIV, L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY PARTNERS GP XIV, LLC

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

ROGER H. LEE

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

ZACHARY SMOTHERMAN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

CHELSEA R. STONER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

DHARMESH THAKKER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact